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                                                                    EXHIBIT 23.4


             CONSENT OF JOEL E. SAMMETT & CO., INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 2000, with respect to the financial statements of MICROLAN SYSTEMS, INC. "DBA" MADISON TECHNOLOGY GROUP, MADISON CONSULTING RESOURCES, INC. and MADISON CONSULTING RESOURCES NJ, INC. incorporated by reference in Amendment No. 1 to the Registration Statement on Form SB-2 filed on Form S-3 and related Prospectus of FutureLink Corp. for the registration of 60,830,378 shares of its common stock.


                                                  Very truly yours,

                                                  JOEL E. SAMMETT & CO.

                                                  /s/ Franklin M. Jacobson


New York, New York 10005
February 8, 2001